SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549



                                    FORM 8-K

                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                DATE OF REPORT (date of earliest event reported)

                                December 16, 2003

                               Halliburton Company
             (Exact name of registrant as specified in its charter)

State or other                    Commission               IRS Employer
jurisdiction                      File Number              Identification
of incorporation                                           Number

Delaware                           1-3492                  No. 75-2677995


                            1401 McKinney, Suite 2400
                              Houston, Texas 77010
                    (Address of principal executive offices)

                         Registrant's telephone number,
                       including area code - 713-759-2600

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         INFORMATION TO BE INCLUDED IN REPORT

Item 9.  Regulation FD Disclosure

         On December 16, 2003 registrant issued a press release entitled "Halliburton Takes Major Step to Resolve Asbestos and Silica Liabilities."

         The text of the press release is as follows:

                    HALLIBURTON TAKES MAJOR STEP TO RESOLVE
                         ASBESTOS AND SILICA LIABILITIES


HOUSTON, Texas - Halliburton (NYSE: HAL) announced today that it is moving ahead with its previously announced plan to resolve its asbestos and silica liabilities through a prepackaged bankruptcy involving several of its subsidiary companies. The company's DII Industries, Kellogg Brown & Root ("KBR") and other affected subsidiaries filed chapter 11 proceedings today in bankruptcy court in Pittsburgh, Pennsylvania. The cases have been assigned to the Honorable Judith
K. Fitzgerald. The affected subsidiaries will continue to be wholly owned by Halliburton and will continue their normal operations. Halliburton Company, the company's Energy Services Group and KBR's government services business are not included in the bankruptcy filing.

Halliburton will host a conference call on Wednesday, December 17, 2003, to discuss the chapter 11 proceedings. The call will begin at 10:00 AM Central Time (11:00 AM Eastern Time). Please visit our website to listen to the call live via webcast. A replay will be available on our web site for seven days following the event. In addition, you may participate in the call by telephone at (913) 981-4900.

The balloting agent tabulating the votes on the proposed plan of reorganization advised Halliburton that valid votes were received from over 386,000 asbestos claimants and over 21,000 silica claimants, representing substantially all known claimants and meeting the voting requirements of section 524(g) of the Bankruptcy Code. Of the votes validly cast, over 98% of asbestos claimants and over 99% of silica claimants have voted to accept the proposed plan of reorganization.

Halliburton also announced that the pre-filing internal reorganization of Halliburton subsidiaries described in the solicitation materials for the proposed plan of reorganization was completed as of Monday, December 15, 2003. In addition, Halliburton's offer to issue 7.6% debentures in exchange for outstanding 7.60% debentures of DII Industries has been completed, and Halliburton issued $294 million of its 7.6% debentures on December 15, 2003 in exchange for a like amount of DII debentures.

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In  connection  with reaching  agreement  with  representatives  of asbestos and silica claimants to limit to $2.775 billion the cash required to settle pending claims subject to definitive agreements, DII Industries agreed to pay $326 million of the $2.775 billion cash amount prior to the chapter 11 filing. These payments were made today prior to the chapter 11 filing.

As a result of filing the chapter 11 proceedings, Halliburton will increase its accrual for current and future asbestos and silica claims to reflect the full amount of the proposed settlement, which will result in a pretax charge of approximately $1 billion in the fourth quarter of 2003. The tax effect on this charge is minimal, as a valuation allowance will be established for the incremental loss carryforward. The after tax effect of this charge on diluted earnings per share is approximately $2.29. The fourth quarter financial statements will reflect a reclassification of charges from continuing to discontinued operations reflecting our latest estimate of the actual claims split between continuing and discontinued operations compared to what we had previously recorded prior to completing a substantial portion of the due diligence procedures.

Halliburton, founded in 1919, is one of the world's largest providers of products and services to the petroleum and energy industries. The Company serves its customers with a broad range of products and services through its Energy Services and Engineering and Construction Groups. The Company's World Wide Web site can be accessed at www.halliburton.com.

NOTE: The statements in this press release that are not historical statements, including statements regarding future financial performance, are forward-looking statements within the meaning of the federal securities laws. These statements are subject to numerous risks and uncertainties, many of which are beyond the company's control, which could cause actual results to differ materially from the results expressed or implied by the statements. These risks and uncertainties include, but are not limited to: legal risks, including the risks associated with the consummation or non-consummation of the proposed settlement, the risks of judgments against the company's subsidiaries and predecessors in asbestos litigation pending and currently on appeal, the inability of insurers for asbestos exposures to pay claims or a delay in the payment of such claims, future asbestos claims defense and settlement costs, the risks of judgments against the company and its subsidiaries in other litigation and proceedings, including shareholder lawsuits, securities laws inquiries, contract disputes, patent infringements and environmental matters, legislation, changes in government regulations and adverse reaction to scrutiny involving the company; political risks, including the risks of unsettled political conditions, war and the effects of terrorism, foreign operations and foreign exchange rates and controls; liquidity risks, including the risks of potential reductions in debt ratings, access to credit, availability and costs of financing and ability to raise capital; weather-related risks; customer risks, including the risks of changes in capital spending and claims negotiations; industry risks, including the risks of changes that affect the demand for or price of oil and/or gas, structural changes in the industries in which the company operates, risks of fixed-fee projects and risks of complex business arrangements; systems risks, including the risks of successful development and installation of financial systems; and personnel and merger/reorganization/disposition risks, including the risks of increased competition for employees, successful integration of acquired businesses, effective restructuring efforts and successful completion of planned dispositions. Please see Halliburton's Form 10-K for the year ended December 31, 2002 and Form 10-Q for the quarter ended September 30, 2003 for a more complete discussion of such risk factors.

                                       ###
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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                       HALLIBURTON COMPANY




Date:     December 16, 2003            By: /s/ Margaret E. Carriere
                                          ----------------------------------
                                               Margaret E. Carriere
                                               Vice President and Secretary